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                                                                    EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 NEW TMC INC.,
                             A DELAWARE CORPORATION

Thomas Unterman certifies that:


                 1. He is the Vice President of New TMC Inc., a Delaware corporation.

                 2. Article I of the Restated Certificate of Incorporation is amended, effective as of 12:02 a.m. February 1, 1995, to read in full as follows:

                 Article I:       Name

                          The name of the corporation is:

                            The Times Mirror Company

                 3. The foregoing amendment to the Restated Certificate of Incorporation has been duly adopted by written consent of the sole director of New TMC Inc. and by written action of the sole stockholder of New TMC Inc., in accordance with Sections 242(b)(1), 141(f) and 228 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on January 31, 1995.




                                             /s/ THOMAS UNTERMAN
                                        --------------------------------
                                                 THOMAS UNTERMAN